Exhibit 21.1
HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are Indiana companies, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.
Batesville Services, Inc.
Process Equipment Group, Inc., a New Jersey corporation

Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Interactive, Inc.
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican company
Acorn Development Group, Inc.
BCC JAWACDAH Holdings, LLC
BV Acquisition, Inc.
The Forethought Group, Inc.
MCP, Inc.
WCP, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.
Milacron LLC, a Delaware limited liability company

Subsidiary of Batesville Casket Company, Inc.
NorthStar Industries, LLC

Subsidiary of Coperion Corporation
Coperion de Mexico, S. de R.L. de C.V., a Mexican company

Subsidiaries of Coperion GmbH
Coperion International Trading (Shanghai) Co. Ltd., a Chinese company
Coperion K.K., a Japanese company
Coperion Limited, a UK company
Coperion Ltda., a Brazilian company
Coperion Machinery & Systems (Shanghai) Co. Ltd., a Chinese company
Coperion (Nanjing) Machinery Co., Ltd., a Chinese company
Coperion N.V., a Belgian company
Coperion Pelletizing Technology GmbH, a German company
Coperion Pte. Ltd., a Singaporean company
Coperion S.a.r.l., a French company
Coperion S.L., a Spanish company
Coperion S.r.l., an Italian company

OOO “Coperion”, a Russian company

Subsidiary of Hillenbrand Germany Holding GmbH
Coperion GmbH, a German company
Hardenberg Immobilien GmbH, a German company

Subsidiaries of Hillenbrand Acquisition Holding GmbH, a German company
Gabler Engineering GmbH, a German company
Herbold Meckesheim GmbH, a German company

Subsidiary of Herbold Meckesheim GmbH
Herbold Meckesheim USA – Resource Recycling Systems, Inc., a Delaware corporation

Subsidiaries of Hillenbrand Switzerland GmbH
Coperion K-Tron (Schweiz) GmbH, a Swiss company
Hillenbrand France Acquisition Holdings SAS, a French company
Hillenbrand Germany Holding GmbH, a German company
Hillenbrand Hong Kong Limited, a Hong Kong company
Rotex Global (Hong Kong) Limited, a Hong Kong company

Jointly owned by Hillenbrand Switzerland GmbH and Coperion K-Tron (Schweiz) GmbH
Comercial PEG Chile Limitada, a Chilean company
PEG CIS Limited Liability Company, a Russian company

Subsidiary of Hillenbrand France Acquisition Holdings SAS
Linxis Group SAS, a French company

Subsidiary of Linxis Group SAS
Linxis Connection SAS, a French company

Subsidiaries of Linxis Connection SAS
Bakon Food Group B.V., a Dutch company
BSM LLC, an Ohio limited liability company (with minority legacy management ownership)
DIOSNA Dierks & Söhne GmbH, a German company
Esteve SAS, a French company
Shick Solutions, Inc., a Delaware corporation
Unifiller Systems Inc., a Canada company
VMI SAS, a French company

Subsidiary of Bakon Food Group B.V.
Bakon Holding B.V., a Dutch company

Subsidiaries of Bakon Holding B.V.
Bakon Bakkerijmachines Holland B.V., a Dutch company

Bakon Productie Holland B.V., a Dutch company

Subsidiary of BSM LLC
Shaffer Manufacturing Corp., an Ohio corporation

Subsidiaries of DIOSNA Dierks & Sohne GmbH
Biforium GmbH & Co KG, a German company
Diosna CS s.r.o. a Czech company
IsernHager GmbH, a German company
Pabst Apparatebau GmbH & Co. KG , a German company
Pabst Apparataebau Verwaltungs GmbH, a German company

Jointly owned by DIOSNA Dierks & Sohne GmbH and IsernHager GmbH
Diosna Process Solutions Private Limited, an Indian company
OOO Diosna, a Russian company

Subsidiary of Shick Solutions Inc.
W.D. Laramore Manufacturing, Inc., a Georgia corporation

Subsidiaries of Unifiller Systems Inc.
Uni-Systems Inc., a Washington corporation
Unifiller Systems UK Ltd., a UK company

Subsidiary of VMI SAS
VMI North America Corp., a Delaware corporation

Subsidiary of BC Canada Company, ULC
Batesville Canada ULC, a Canadian company

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican company

Subsidiaries of Hillenbrand Luxembourg Inc., a Delaware corporation
Hillenbrand Acquisition Holding GmbH
Hillenbrand Asia, LLC, a Delaware limited liability company
Hillenbrand Switzerland GmbH, a Swiss company
Green Tree Manufacturing, LLC
Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC
Global Products Co., S.A. de C.V., a Mexican company

Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican company

Subsidiaries of Milacron LLC
DME Company LLC, a Delaware limited liability company
Hillenbrand Luxembourg Inc., a Delaware corporation
Milacron Netherlands Holdings LLC, a Delaware limited liability company
Milacron Plastics Technologies Group LLC, a Delaware limited liability company
Milacron Marketing Company LLC, a Delaware limited liability company
BM&M Screening Solutions Ltd., a Canadian company

Subsidiaries of Milacron Nederland B.V.
BC Canada Company, ULC, a Canadian company
Coperion K-Tron Asia Pte. Ltd., a Singaporean company
Coperion K-Tron Deutschland GmbH, a German company
Coperion K-Tron Great Britain Limited, a UK company
Rotex Europe Ltd, a UK company
Mold-Masters Beteiligungsverwaltung GmbH, an Austrian company
Mold-Masters (U.K.) Ltd., a UK company

Subsidiaries of DME Company LLC
D-M-E (China) Limited, a Hong Kong company

Jointly owned by DME Company LLC and Milacron India Private Limited
DME (India) Private Limited, an Indian company

Subsidiary of D-M-E (China) Limited
D-M-E Mold Technology (Shenzhen) Company Ltd., a Chinese company

Subsidiaries of Milacron Marketing Company LLC
Milacron Marketing (Shanghai) Co., Ltd., a Chinese company
Milacron India Private Limited, an Indian company
Milacron Canada Corp., a Canadian company

Subsidiary of Milacron Plastics Technologies Group LLC
Milacron Plastics Machinery (Jiangyin) Co., Ltd., a Chinese company

Jointly owned by Milacron Canada Corp and Milacron Marketing Company LLC
Milacron Mexicana Sales S.A. de C.V., a Mexican company
Milacron Mexico Plastics Services S.A. de C.V., a Mexican company

Subsidiaries of Milacron B.V.
Milacron U.K. Ltd., a UK company
Mold-Masters Luxembourg Holdings S.à r.l., a Luxembourg company
Tirad s.r.o., a Czech company
D-M-E Europe CVBA, a Belgian company
Ferromatik Milacron GmbH, a German company

Milacron Czech Republic SPOL s.r.o., a Czech company

Jointly owned by Milacron B.V., Milacron Nederland B.V., and Milacron Investments B.V.
D-M-E Europe CVBA, a Belgian company

Subsidiary of D-M-E Europe CVBA
VSI International N.V., a Belgian company

Subsidiary of D-M-E Normalien GmbH
Mold-Masters Europa GmbH, a German company

Subsidiaries of Mold-Masters Luxembourg Acquisitions S.à r.l.
Mold-Masters (2007) Limited, a Canadian company
Mold-Masters Hong Kong Acquisitions Limited, a Hong Kong company
Mold-Masters Singapore (MMS) Pte. Ltd., a Singaporean company
Mold-Masters Korea Ltd., a Korean company

Jointly owned by Mold-Masters (2007) Limited and Milacron B.V.
Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda., a Brazilian company

Subsidiary of Mold-Masters Beteiligungsverwaltung GmbH
Mold-Masters Handelsgesellschaft m.b.h., an Austrian company

Subsidiaries of Mold-Masters Hong Kong Acquisitions Limited
Mold-Masters Co. Ltd., a Chinese company
Mold-Masters (Shanghai) International Trade Co. Ltd., a Chinese company

Subsidiary of Mold-Masters Europa GmbH
Mold-Masters Kabushiki Kaisha, a Japanese company

Subsidiary of Tirad, s.r.o., a Czech Company
D-M-E Czech Republic s.r.o., a Czech company

Subsidiaries of Process Equipment Group, Inc.
Coperion Corporation, a Delaware corporation
Hillenbrand AP, LLC, a Delaware limited liability company
K-Tron Investment Co., a Delaware corporation
K-Tron Technologies, Inc., a Delaware corporation
Rotex Global, LLC, a Delaware limited liability company

Subsidiaries of K-Tron Investment Co.
Coperion K-Tron Salina, Inc., a Delaware corporation
Carmine Ohio Holdings, LLC

Subsidiaries of Coperion K-Tron (Schweiz) GmbH
Coperion K-Tron (Shanghai) Co. Ltd., a Chinese FICE
PEG (Wuxi) Manufacturing Co., Ltd., a Chinese company
Milacron B.V., a Dutch company
Milacron Nederland B.V., a Dutch company
Hillenbrand Poland Sp. z o.o.

Subsidiaries of Coperion K-Tron Salina, Inc.
K-Tron Colormax Limited, a UK company
K-Tron PCS Limited, a UK company

Subsidiary of Rotex Europe Ltd.
Rotex Japan Limited, a UK company

Subsidiary of Coperion K-Tron Asia Pte. Ltd.
PEG Process Equipment India LLP, an Indian partnership (with nominal local ownership)

Joint Ventures of Coperion GmbH
Coperion Ideal Pvt. Ltd., an Indian company
Coperion Middle East Co. Ltd., a Saudi Arabia company